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                                                                    Exhibit 10.9

                             AMENDED AND RESTATED
                  SOFTWARE ASSIGNMENT AND GRANT-BACK LICENSE,
                      MAINTENANCE, AND SUPPORT AGREEMENT

     This Amended and Restated Software Assignment and Grant-Back License, Maintenance, and Support Agreement (this "Agreement") is effective as of November 4, 1999, and amends and restates the agreement as originally entered into effective as of November 4, 1999 (the "Effective Date"), by and between Intek Information, Inc., a Delaware corporation ("Intek"), having its principal place of business located at 5619 DTC Parkway, 12th Floor, Englewood, Colorado 80111-3017, and Spider Technologies, Inc., a Delaware corporation ("Spider"), having its principal place of business located at 5619 DTC Parkway, 12th Floor, Englewood, Colorado 80111-3017.

     WHEREAS, Intek has developed certain computer software that Intek uses to provide communications services on behalf of its customers, particularly in the financial services and high technology markets, which computer software is more particularly described in Attachment A hereto (the "Software"); and

     WHEREAS, Intek expects to use the software licensed to it hereunder in connection with providing various forms of direct to the customer outsourced services, including call center, e-commerce, help desk, live chat, technical support, customer support and sales (collectively the "Operational Services") and in connection with providing integrated systems and integrating services for the Operational Services for Intek and its current and future customers.

     WHEREAS, Intek allowed Spider to use the Software during the period July 1, 1999 through the Effective Date, and Spider now wishes to acquire the entire and exclusive right, title and interest in and to the Software;

     WHEREAS, Intek wishes to obtain a license back from Spider to use the Software, in its current form and as it may be modified and updated from time to time, to continue to provide the Operational Services to Intek's current and future customers and otherwise for Intek's internal business purposes, and Spider wishes to grant such a license to Intek; and

     WHEREAS, Intek wishes to obtain certain maintenance and support services for the Software from Spider, and Spider wishes to provide such services to Intek.

     NOW, THEREFORE, in consideration for the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Intek and Spider hereby agree as follows:

1.   Assignment.

     1.1 Intellectual Property Rights Assigned. Intek hereby assigns, transfers, conveys and quit claims to Spider all of Intek's Proprietary Rights, with the exception of the rights set forth in

Section 1.2 below, and all causes of action heretofore accrued in Intek's favor for infringement of the foregoing rights, to have and to hold the same unto Spider, its successor and assigns. For purposes of this Agreement, "Proprietary Rights" means all rights, title and interest in and to intellectual property, including, without limitation, all patent rights, copyright rights (including, without limitation, U.S. copyright registration applications), trade secret rights and all other intellectual property and proprietary rights anywhere in the world consisting or protecting any portion of, or directly related to, the Software or use of the Software. Notwithstanding any provision to the contrary set forth in this Section 1.1, if Intek informs Spider that, in order to fulfill its obligations under Section 12 of this Agreement, Intek has reasonably determined that it would be advisable for Intek to assert, as a counterclaim, against a third party any cause of action that Intek has assigned to Spider under this Section 1.1, Spider shall, in its reasonable discretion, either (i) assert such counterclaim on its own and Intek's behalf, or (ii) assign such cause of action to Intek for the purpose of permitting Intek to assert such counterclaim. Intek has executed, with some of its employees and individuals who are contractors, agreements providing for Intek's ownership of certain inventions, protecting the confidentiality of Intek's proprietary information and limitations on engaging in competitive activities. Intek hereby assigns to Spider (to the extent assignable) the benefit of such agreements as they relate to the Proprietary Rights assigned hereunder and the business of Intek transferred to Spider as a part of the spin-off of the capital stock of Spider to the stockholders of Intek, but not any obligation or liability under such agreements, and reserves to itself all other rights, benefits, obligations and liabilities of such agreements. Intek shall have no liability to Spider on account of any such agreement being unenforceable against the employee or individual contractor. If Spider asserts any of its rights under such agreements, it shall be solely responsible for any claims against it in respect of the rights being asserted.

     1.2 Intellectual Property Rights Not Assigned. Notwithstanding any provision to the contrary contained in this Agreement, Intek and Spider acknowledge and agree that Intek is not assigning or licensing to Spider under this Agreement the following:

          (i) any rights in or to any and all trademarks and/or service marks relating to the Software that Intek has obtained or is in the process of obtaining under common, state or federal law, and any other such trademarks and/or service marks in which Intek has rights as of the Effective Date (the "Intek Marks");

          (ii) certain Software applications and versions of the Software that Intek created for customers prior to the Effective Date that are set forth on Attachment B to this Agreement under the heading "Customized Software" (the "Customized Software");

          (iii) Software licenses or use rights that Intek has granted to its customers as of the Effective Date that are set forth on Attachment B to this Agreement under the heading "Existing Licenses," (the "Existing Licenses") (such Existing Licenses shall effectively become sublicenses as provided in Section 3.8 hereof); and

          (iv) components of the Software that Intek licensed from third parties and that are set forth on Attachment C to this Agreement (the "Third Party Software").

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2.   Further Assurances.  Intek shall simultaneously sign the Memorandum of
Assignment of Copyright in the form of Attachment F attached hereto. An executed copy of such Memorandum of Assignment of Copyright may be filed with the United States Copyright Office by either party at any time. At any time, and from time to time, hereafter Intek shall forthwith, upon Spider's written request, take any and all steps to execute, acknowledge and deliver to Spider any and all further instruments and assurances necessary or expedient in order to vest the assigned rights and causes of action more effectively in Spider and to facilitate Spider's enjoyment and enforcement of said rights and causes of action. Intek hereby appoints Spider as Intek's true and lawful attorney-in-fact, with full power of substitution, in Intek's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in Spider, as such rights and causes of action relate to the Proprietary Rights granted to Spider under Section 1.1 of this Agreement. Notwithstanding any provision to the contrary set forth in this Section 2:

          (i) Spider shall not incur any liability on Intek's behalf or take any action that could, with reasonable foreseeability, cause Intek to incur any liability; and

          (ii) for the first eighteen (18) months following the Effective Date (the "Initial Period"), Intek shall take any and all such steps as Spider may request under this Section 2 at no cost to Spider; provided, however, that, following the Initial Period, Spider shall compensate Intek for any and all assistance that Spider may request under this Section 2, with such compensation to include travel expenses and other reasonable and documented out-of-pocket expenses, including, but not limited to, base salary and fringe-benefit expenses to Intek for time expended by Intek's officers and employees in providing such assistance, with such base salary and fringe-benefit expense not to exceed one hundred and fifty dollars ($150.00) per officer or other employee per hour.

3.   License Grant.

     3.1 Software Object Code. Subject to all of the terms and conditions of this Agreement, Spider grants to Intek a nonexclusive, irrevocable (except as provided herein), royalty-free, fully paid-up, non-sublicensable (except as permitted under Section 3.8 below), perpetual, and worldwide license (the "Software License") to:

          (i) install and use the object code (for purposes of this Agreement the term "object code" includes executable code) of the Software (a) for all purposes for which the Software reasonably was intended to function, and (b) in conjunction with the computer systems of Intek and its customers, including, but not limited to, inventory management systems, just-in-time delivery systems, order fulfillment systems, management and accounting systems, and demographic data collection systems, to support Intek's past, current, and future business of providing Operational Services;

          (ii) copy the object code of the Software as reasonably necessary for back-up and disaster-recovery purposes, and

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

          (iii) integrate any object code of the Software into any Software integrated system (for purposes of this Agreement, the term "integrated system" shall mean any hardware and software products which have Value-Added by Intek for Intek or any of its current and future customers; and an integrated system shall be regarded as having "Value-Added" if at least the following materials are included as part of the integrated system: (A) non-Intek and non-Spider developed software (which may be Intek's, the customer's or the customer's own vendor's, customer's or business affiliate's software, or third party software which does not change the core functionality of the Software), (B) Intek programming or Intek consulting services, and (C) any portion of the Software or the Developed Software).

     3.2 Software Source Code. Subject to all of the terms and conditions of this Agreement, Spider grants to Intek a nonexclusive, royalty-free, fully paid-up, non-sublicensable (except as permitted under Section 3.8 below), and worldwide license (the "Software Source Code License") to use the source code of the Software:

          (i) subject to Section 6.3 for a period of eighteen (18) months following the Effective Date, to prepare minor modifications of the Software (including bug fixes, patches, and interfaces) as permitted under
     Section 4.1 below; provided, however, that the right under this license to prepare minor modifications of the Software in connection with providing integrated systems or integrating services shall be for a period of twenty
     (20) years from the Effective Date; and Intek shall be entitled to so much of the Software Source Code as is reasonably necessary for interfacing or linking the Software to, or otherwise working with the Software in support of, an integrated system or otherwise as necessary to support integrating services:

          (ii) In the event (but only in the event) of Abandonment of the Software, as defined in Section 3.7 below, for so long as Intek uses the Software in its business of providing the Operational Services, to produce the object code of the Software, to correct errors and otherwise to maintain and support the Software, to host the Software for Intek customers who are customers (or have executed an agreement to become a customer) as of the date of the notice from Intek to Spider that Intek is exercising its rights upon abandonment (an "Abandonment Existing Customer"), and to create derivative works of the Software (but only to the extent necessary to correct errors of any type in the Software, to create new applications whether requested by Intek or an Abandonment Existing Customer, and to modify the Software so that the Software will interoperate with computer hardware, firmware, and third party software (including operating systems) that Intek or an Abandonment Existing Customer may use in relation to the Software from time to time) solely for Intek's own use or use by or with an Abandonment Existing Customer provided further that, in the event (but only in the event) that Spider dissolves its business, is liquidated, or there is an Abandonment under Section 3.7. (ii) or (iii), Intek shall have the right to create any type of derivative work whatsoever.

     3.3 Developed Software Object Code. Subject to the terms and conditions of this Agreement, Spider grants to Intek a nonexclusive, irrevocable (except as provided herein), non-sublicensable (except as permitted under Section 3.8 below), and worldwide right and license, for a period of twenty (20) years from the Effective Date (the "Developed Software License") to:

          (i) install and use the object code of the Developed Software (a) for all purposes for which the Developed Software reasonably was intended to function, and (b) in conjunction with the computer systems of Intek and its customers, including, but not limited to, inventory management systems, just-in-time delivery systems, order fulfillment systems, management and accounting systems, and demographic data collection systems, to support Intek's past, current, and future business of providing the Operational Services; and

          (ii) copy the object code of the Developed Software as reasonably necessary for back-up and disaster-recovery purposes;

          (iii) integrate any object code of the Developed Software into any Developed Software integrated system (for purposes of this Agreement, the term "integrated system" shall mean any hardware and software products which have Value-Added by Intek for Intek or any of its current and future customers; and an integrated system shall be regarded as having "Value-Added" if at least the following materials are included as part of the integrated system: (A) non-Intek and non-Spider developed software (which may be Intek's, the customer's or the customer's own vendor's, customer's or business affiliate's software, or third party software which does not change the core functionality of the Developed Software), (B) Intek programming or Intek consulting services, and (C) any portion of the Software or the Developed Software).

     The Developed Software License shall be royalty free for the first three
(3) years following the Effective Date; thereafter (so long as Intek is licensing the Developed Software), Intek shall pay Spider during the remainder of the twenty (20) year license period a fee based on "most favored nations pricing" in accordance with the current industry standards and Spider's historical pricing for the applicable version of the Developed Software (the "Fee"). The parties further agree that there shall be an equitable adjustment to the Fee by which the Fee shall be reduced by the amount attributable to the value of any modifications constituting an interface made by or on behalf of Intek or by a customer of Intek as contemplated by Section 4.1 or otherwise. Intek has no obligation to license the Developed Software.

     The term "Developed Software" means software developed by or on behalf of Spider based upon or as an evolution of the Software, even if such software involves significant improved, different, or expanded functionality, bears a different name other than the Software or has a different version or release number, together with all user documentation for such software product.

     3.4  Developed Software Source Code.   Subject to all of the terms and
conditions of this Agreement, Spider grants to Intek a nonexclusive, royalty-free, fully paid-up, non-sublicensable (except as permitted under Section 3.8 below), and worldwide license (the "Developed Software Source Code License") to use the source code of the Developed Software:

          (i) subject to Section 6.3 for a period of eighteen (18) months following the Effective Date, to prepare minor modifications of the Developed Software (including bug fixes , patches, and interface) as permitted under
Section 4.1 below provided, however, that the right under this license to prepare minor modifications of the Developed Software in connection with providing integrated systems or integrating services shall be for a period of twenty (20) years from the Effective

                                       5
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Date; and Intek shall be entitled to so much of the Developed Software Source
Code as is reasonably necessary for interfacing or linking the Software or Developed Software to, or otherwise working with the Software in support of, an integrated system or otherwise as necessary to support integrating services.

          (ii) In the event (but only in the event) of Abandonment of the Software, as defined in Section 3.7 below, for so long as Intek uses the Developed Software in its business of providing the Operational Services, to produce the object code of the Developed Software, to correct errors and otherwise to maintain and support the Developed Software, to host the Developed Software for Intek customers who are Abandonment Existing Customers, and to create derivative works of the Developed Software (but only to the extent necessary to correct errors in the Developed Software, to create new applications whether requested by Intek or an Abandonment Existing Customer, and to modify the Developed Software so that the Software will interoperate with computer hardware, firmware, and third party software (including operating systems) that Intek or an Abandonment Existing Customer may use in relation to the Developed Software from time to time) solely for Intek's own use or use by or with an Abandonment Existing Customer provided further that, in the event (but only in the event) that Spider dissolves its business, is liquidated, or there is an Abandonment under Section 3.7. (ii) or (iii), Intek shall have the right to create any type of derivative work whatsoever.

     If at any time during the term of this Agreement Spider determines, in its sole discretion, that Spider generally shall grant to third parties licenses to use any source code of the Developed Software, Spider shall, at Intek's request, grant to Intek a license to use such source code under "most favored nations" terms, conditions and pricing.

     3.5  Reserved.

     3.6 Termination of Software Source Code and Developed Software Source Code Licenses. Notwithstanding any provision to the contrary set forth in this Agreement, unless there has been a prior release or a pending request for release of the Deposit under Section 15.4, the Software Source Code License and the Developed Software Source Code License automatically shall terminate upon the acquisition of all, or substantially all, of the assets of Intek, or upon the assumption of "Control" (as defined below) of Intek, by any business entity that (i) is a "Competitor" (as defined below) of Spider or (ii) it is likely will jeopardize the confidentiality of the source code of the Software or the Developed Software. For purposes of this Section 3.6, "Control" means the ownership or control, directly or indirectly, of forty-five percent (45%) or more of all of the voting powers of the shares (or other securities or rights) entitled to vote for the election of directors or the business entity has appointed a majority of the members of the Board of directors of Intek. Intek may at any time request in writing Spider's determination as to whether a particular business entity is (at the time of such request) a Competitor of Spider or has Control of Intek or if the acquisition of all, or substantially all, of the assets of Intek by such entity, or its assumption of control of Intek jeopardizes the confidentiality of the source code of the Software or the Developed Software. Such request will be accompanied by all of the information respecting such business entity (including but not limited to its current and planned business activities and products) that is necessary or appropriate for Spider to make such determination. Spider will notify Intek of its determination no later than fifteen (15) days after its receipt of Intek's request; provided that all of

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the information required to make such determination is provided to Spider at the same time as Intek's request. A subsequent change in the business activities of such entity shall have no effect and shall not result in any termination under this Section 3.6. An entity is a "Competitor" of Spider if it and its subsidiaries on a consolidated basis had revenue during the prior four completed quarters (on a calendar year basis) of $10,000,000 or more from the sale or licensing of software products that compete with the Software or Developed Software.

     3.7 Abandonment. An "Abandonment" of the Software or the Developed Software, triggering Intek's right to create derivative works of the source code of the Software or the Developed Software under Section 3.2(ii) or Section 3.4(ii), respectively, shall be deemed to have occurred if Intek is in full compliance in all material respects with the provisions of this Agreement and:

            (i) Spider fails materially and substantially to fulfill its maintenance and support obligations under Sections 15.1, 15.2, and 15.3 of this Agreement with respect to the Software or the Developed Software, as the case may be, for a period of no fewer than thirty (30) sequential days and does not rectify such failure within fifteen (15) additional days following Spider's receipt of written notice from Intek that Intek has determined that such failure has occurred;

            (ii) Spider substantially reduces the level of support for the Developed Software by regularly not providing, as reasonably necessary, error corrections (the absence of which corrections in the aggregate have a more than insubstantial adverse affect on the business, finances or reputation of Intek) to and new releases and versions thereof to continue developing the Developed Software so as to keep the Developed Software up to competitive industry standards.

            (iii) Spider publicly announces or otherwise discloses to Intek that Spider is discontinuing or phasing out all or substantially all of its business of developing the Developed Software or supporting and maintaining the same; or

            (iv)  The occurrence of a Priority A Error (as defined in Attachment
     D) in the Developed Software lasting one (1) hour or more, after Intek notifies Spider of such Error, on any twenty-five (25) days during a calendar year, which in the aggregate have a more than insubstantial adverse effect on the business, finances or reputation of Intek.

     3.8 Sublicensing Rights. Subject to the limitations in Section 3.9, the Software License and the Developed Software License each include the right to sublicense the object code of the Software and the Developed Software, as the case may be, to:

            (i) any business entity (the "Joint Venture Entity") created for the purposes of implementing a joint venture between Intek and a third party, provided that Intek owns at least (a) fifty percent (50%) of all of the voting powers of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, or (b) the highest percentage of such voting powers permitted by law, but in no event less than thirty-three and one third percent (33 1/3%), and, provided further, that, unless the parties

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     otherwise mutually agree, the primary purpose of the Joint Venture Entity is to perform Operational Services;

            (ii) customers to which Intek is providing Operational Services, subject to the terms and conditions set forth in Section 4 below; and

            (iii) any third party to which Intek has outsourced one or more of the functions comprising the Operational Services.

     Subject to the limitations in Section 3.9, the Software Source Code License and the Developed Software Source Code License each include the right to sublicense limited portions of the source code of the Software, to be identified and mutually agreed upon by the parties from time to time, to Intek customers to permit such customers to prepare minor modifications of the Software (including bug fixes and patches) as permitted under Section 4.1 below; provided that each such Customer is a permitted sublicensee under this Section 3.8 and provided further that any portion of the source code may be sublicensed to any person to whom the corresponding object code may be sublicensed upon a liquidation or dissolution of Spider or an Abandonment under Section 3.7. (ii) or (iii).

     3.9 Sublicensing Limitations. Notwithstanding any provision to the contrary set forth in this Section 3 or otherwise in this Agreement, the rights to sublicense set forth in Section 3.8 above are subject to the following limitations:

            (i) Intek shall provide Spider with no fewer than ten (10) days' written notice prior to entering into any sublicense of the object code or source code of the Software or the Developed Software, as the case may be, specifying the Software, Developed Software, or component(s) thereof that Intek intends to sublicense, and whether the code that Intek intends to sublicense is object code, source code, or both (collectively, the "Sublicense Programs") and the party to which (or whom) Intek intends to sublicense the applicable programs;

            (ii) Prior to the dissolution or liquidation of Spider or an Abandonment under Section 3.7. (ii) or (iii) Spider shall have the right to prohibit Intek from entering into any sublicense of the Sublicense Programs if (a) the proposed sublicensee previously licensed any of the Sublicense Programs directly from Spider and materially breached its license agreement with Spider, (b) Spider reasonably determines that the proposed sublicensee is a Competitor of Spider, or (c) the country in which the proposed sublicensee is located or will operate the Sublicense Programs is not a member of the Berne Convention;

            (iii) Intek shall cause the proposed sublicensee to execute a sublicense agreement with respect to the Sublicense Programs (the "Sublicense Agreement"), which shall contain provisions concerning Spider's Proprietary Rights in and to the Sublicense Programs and the confidentiality of all Confidential Information (as defined in Section 14.1 below) of Spider that Intek provides to such sublicensee that are at least as protective as those set forth in this Agreement, and Spider shall have the right - and a reasonable opportunity - to approve all such provisions; and

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            (iv)  Spider shall be a third party beneficiary of the Sublicense
     Agreement with all rights necessary to enforce the same directly.

     In addition to the foregoing limitations, the limitations set forth in
Section 5.4 below shall apply in connection with any sublicense of the object code or source code of the Software and Developed Software by Intek.

     3.10 Software Proprietary Rights. Subject to the terms and conditions of this Agreement, Spider hereby grants to Intek a nonexclusive, royalty-free, irrevocable (except as provided herein) fully paid-up, nonsublicensable, perpetual and worldwide right and license (the "Proprietary Rights License") under Spider's Proprietary Rights in and to the Software and the Developed Software for the purpose of permitting Intek to exercise its rights granted under this Section 3.

     3.11 User Documentation. The right to use, modify, deliver, license or sublicense Software or Developed Software, includes the right to use, modify (to the extent necessary to reflect the modification of the Software or Developed Software), deliver, license and sublicense the user documentation for such software.

     3.12 Royalties Still Owing. The delivery hereunder of source code to Intek by Spider does not reduce Intek's monetary obligations to Spider under this Agreement.

4.   License Restrictions.

     4.1 Modifications Requested by Intek Customer; Integrated Systems. Notwithstanding any provision to the contrary set forth in Section 3 or otherwise in this Agreement, Intek shall have the right to modify limited portions of the source code (and generate new object code from the modified source code) of the Software or the Developed Software to support Intek's use of the Software or Developed Software, as the case may be, in Intek's business of providing the Operational Services, or providing integrated systems and Intek customers who are permitted licensees of the source code of the Software or the Developed Software shall have the right to modify, or to have Intek modify, limited portions of the source code (and generate new object code from the modified source code) of the Software or Developed Software, as the case may be, if:

            (i) the modification(s) requested or sought to be implemented by such customer are minor in nature and would not change any core functionality of the Software or the Developed Software, as the case may be; and

            (ii) Except in the case of modification in connection with implementing an integrated system, Intek or such customer has first requested that Spider create such modifications and Spider has declined the opportunity to do so. Spider shall notify Intek or such customer within ten
     (10) business days after receiving the modification specifications from Intek or such customer, as to whether it will create such modifications.

     All modifications of the Software and the Developed Software, whether created by Spider or by Intek shall be owned solely by Spider, unless the parties otherwise agree in a written amendment to this Agreement, Spider has been dissolved or liquidated, or there has been an

                                       9
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Abandonment under Section 3.7. (ii) or (iii). In addition, Intek shall ensure that all modifications of the Software and Developed Software developed by any Intek customer who sublicenses from Intek the source code for the Software or the Developed Software also shall be owned by Spider unless the parties otherwise agree in a written amendment to this Agreement, Spider has been dissolved or liquidated, or there has been an Abandonment under Section 3.7.
(ii) or (iii). Promptly following Intek's completion of any modifications of the Software or the Developed Software, which are owned by Spider, except in the case of a modification in connection with implementing an integrated system, Intek shall deliver to Spider copies of such modifications (in source code and object code form). Intek shall ensure that if any modifications of the Software or the Developed Software are created by any Intek customer who sublicenses the source code therefor from Intek, such customer shall deliver to Spider copies of all such modifications of the Software or Developed Software, which are owned by Spider, as the case may be. In addition, Intek shall (and shall ensure that each of its sublicensees of any source code of the Software or Developed Software shall), at Spider's request and expense, take any or all of the steps set forth in Section 2 (with respect to the rights assigned to Spider under this Agreement) to permit Spider to exercise its ownership rights under this Section
4. If a customer of Intek wishes to own the source and object code of any such modification, which is owned by Spider, Spider and Intek shall confer in good faith to determine whether to grant such customer's request.

     Except as expressly permitted in this Agreement, Intek shall not disclose any source code or source code documentation of the Software or Developed Software to any third party in any circumstance or manner. In addition, except as otherwise permitted herein, Intek shall not itself, or permit any sublicensee of the Software or Developed Software from Intek, or cause any third party to, reverse engineer, disassemble, decompile or otherwise attempt to reconstruct or discover any source code or underlying ideas, algorithms, file formats, programming or interoperability interfaces of any portion of the Software or Developed Software. Any failure by Intek to comply with any restriction set forth in this paragraph of Section 4.1 shall be deemed a material breach of this Agreement.

     4.2 Copyright and Other Notices. Intek shall reproduce and include the copyright notice and any other notices that Spider places or requests Intek to place on copies of the Software and the Developed Software (in object code or source code form) including any documentation that Spider provides to Intek for the Software or the Developed Software.

     4.3 Government Matters. Intek shall comply with all applicable export laws, restrictions, and regulations of the United States and any foreign country in which Intek installs the Software, the Developed Software, or both, to the extent that compliance with such foreign laws, restrictions, and regulations is not in violation of applicable United States laws, restrictions, and regulations. Intek further agrees not to export or reexport, or allow the export or reexport of the Software, any Developed Software, any component of the Software or Developed Software, any documentation relating to the Software or the Developed Software in Intek's possession or that Spider provides to Intek from time to time, or any Confidential Information (as defined in Section 14 below) in violation of any such laws, restrictions, or regulations, or to any country subject to embargo or any person subject to restriction as to the foregoing under the laws of the United States.

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

5.   Customer Referrals.

     5.1 Mutual Referrals. For three (3) years following the Effective Date, Intek shall provide to Spider the names, addresses, and any additional contact information that Intek has for each Intek customer (including, but not limited to, any existing Intek customer) that (or whom) expresses an interest in acquiring a license to use the Software or the Developed Software, or any portion thereof (each, an "Intek Referral"). Similarly, Spider shall provide to Intek the names, addresses, and any additional contact information that Spider has for each Spider customer that (or whom) expresses an interest in receiving Operational Services from Intek (each, a "Spider Referral"). This Agreement does not create any exclusive referral arrangement between the parties.

     5.2 Referral Commissions. For three (3) years following the Effective Date, Spider shall pay to Intek on a quarterly basis a percentage commission, to be agreed upon by both parties, of the fees, less discounts, rebates, returns, and sales or use taxes ("Spider Net Fees"), that Spider receives from licensing, as well as sublicensing, the Software, the Developed Software, or both to each such Intek Referral; provided, however, that the Spider Net Fees shall not include fees that Spider receives from supporting, maintaining, modifying, or providing other services in connection with the Software, Developed Software, or both. Intek shall pay to Spider, on a quarterly basis, a percentage commission, to be agreed upon by both parties, of the fees, less discounts, rebates, returns, and sales or use taxes, and less the cost to Intek of resold or billed through long distance service, if any such resale or bill through occurs, ("Intek Net Fees") that Intek receives from all Operational Services that Intek provides to each such Spider Referral. The parties shall from time to time mutually agree upon the percentage commissions that each party is to pay to the other under this Section 5.2, based upon the percentage commissions that each party would pay to a third party for performing the same or similar services, and shall amend this Agreement, or otherwise execute a written document, to reflect the percentage commissions agreed upon.

     A party's obligation to pay a referral commission under this Section 5.2 is conditioned upon the referred customer (1) not then being the subject of discussions concerning a license of the Software and/or the Developed Software or Operational Services, as the case may be, with such party or having been the subject of such discussions within the prior ninety (90) days (each as shown by written records) prior to the referral; (2) not then being an existing customer of such party; and (3) not then being a direct parent or direct subsidiary of an existing customer of such party, or a subsidiary of the direct parent of an existing customer of such party.

     Referral commissions shall be payable by a party hereunder only in respect of revenue accrued by such party in respect of a particular customer during the first month (or portion thereof) and the subsequent twenty-three (23) consecutive full months.

     5.3 Referrals. Spider agrees that it shall grant Intek Referrals licenses to use the Software and Developed Software at fees no greater than the average fees that Spider charges to its customers of comparable size and under comparable terms and conditions ("Spider Fees") to license the Software and/or the Developed Software.

     5.4 Declined Referrals. If, during the three (3)-year period following the Effective Date, Spider determines that Spider shall not license the Software, Developed Software, or both to an Intek Referral, Intek shall have the right to license the Software, Developed Software or both, as the case may be, to such Intek Referral, provided that Intek (i) assumes all liability for such Intek Referral's compliance with all of the terms and conditions of Spider's end user license agreement for such Software or Developed Software or both, as the case may be, (ii) pays to Spider the Spider Fees determined by Spider for the license of such Software or Developed Software, or both, as the case may be, and
(iii) is subject to the sublicensing limitations set forth in subsections (i),
(iii), and (iv) of Section 3.9 above. Notwithstanding any provision to the contrary set forth in this Section 5.4 or otherwise in this Agreement, Spider shall have the right to prohibit Intek from sublicensing the Software, the Developed Software, or both to an Intek Referral under the circumstances set forth in subsection (ii) of Section 3.9 above. If Intek determines that Intek shall not provide Operational Services to a Spider Referral, Spider shall have the right to refer Spider Referrals to third party providers of services similar to the Operational Services and to collect referral fees and commissions with respect to such Spider Referrals without any obligation or liability to Intek.

6.   Software and Developed Software Delivery.

     6.1 Software Delivery. On the Effective Date, Intek shall deliver to Spider all object code and source code of the Software that is the subject of the assignment set forth in Section 1.1 above, together with all programmers' notes and comments, design specifications, development specifications, user documentation, error reports, and other materials relating to such Software (the "Accompanying Documentation") that, as of the Effective Date, are located at Intek's offices at 1455 Frazee Road, San Diego, California 92108, or that otherwise are in Intek's possession or control as of the Effective Date. Intek shall have the right to retain one (1) copy of the Software (in object code and source code form) and documentation in order to exercise the Software License and Software Source Code License set forth in Sections 3.1 and 3.2, respectively.

     6.2 Developed Software. Promptly upon the completion of the Developed Software (including any update, fixes, patches, and new version thereof) to be made generally available to Spider's licensees, Spider shall deliver to Intek each of the following: (i) the object code of, and all user documentation that Spider has developed for, such Developed Software, (ii) for a period of eighteen
(18) months following the Effective Date, the source code of, and all user documentation that Spider has developed for, the Developed Software for use as permitted in Section 3.4 and, thereafter, such portions of the Developed Software source code and related documentation as may be mutually agreed upon by the parties from time to time or as necessary for integration work as contemplated in Section 3.2(i) or 3.4(i).

     6.3 Redelivery During First 18 Months. If Intek is subject to the Control of a Spider Competitor during the 18 month period specified in Sections 3.2(i) and 3.4(i), Intek shall deposit the source code and Accompanying Documentation other than user documentation, for the Software and Developed Software then in its possession pursuant to the escrow provided for in Section
15.5. In that case, Intek shall not retain any copies of the deposited materials. The continued existence during the period materials are in escrow of the Software Source Code License and the Developed

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

Software Service Code License, does not imply a right of Intek to reverse engineer, decompile or otherwise gain access to source code except as specifically provided herein.

     6.4 Developer Notes Delivery. Upon a liquidation or dissolution of Spider, or an Abandonment, Spider shall deliver to Intek a copy of all source code for the Software and Developed Software, and at Intek's request a copy of the programmer's notes and comments, design specifications, development specifications, user documentation, error reports and other similar materials relating to the Software and Developed Software, (collectively "Developer Notes") to facilitate Intek's exercise of its rights hereunder in respect of the Software and Developed Software. If a delivery to Intek is required hereunder, such delivery must be made even if Intek is then subject to the Control of a Spider Competitor.

7.   Royalties

     7.1 Developed Software Royalties. Spider shall pay to Intek a royalty in the amount of four percent (4%) of Spider's Net Revenues generated from Spider's distribution and licensing of the Software and Developed Software ("Royalties") up to an aggregate amount of one million four hundred and fifty thousand dollars ($1,450,000), together with eight percent (8%) interest thereon per year (or portion thereof) during which any portion of such aggregate amount remains outstanding ("Aggregate Royalties"). Spider's obligation to pay Royalties shall not commence until such time as Spider has generated five million five hundred thousand dollars ($5,500,000) (the "Base Amount") in Net Revenues from distribution and licensing of the Developed Software; provided, however, that Spider's obligation to pay royalties shall commence at such time as Spider raises seven million five hundred thousand dollars ($7,500,000) or more in equity or convertible debt, regardless whether Spider has generated the Base Amount in Net Revenues. Net Revenues shall be calculated only on revenue generated after the Base Amount of sales or the $7,500,000 has been raised. Thereafter, Spider shall pay Royalties to Intek at the end of each calendar quarter (or applicable portion thereof), and shall provide to Intek with the Royalties a report setting forth Spider's (i) gross revenues, (ii) discounts and rebates granted by Spider, (iii) Software and Developed Software returns, and
(iv) sales, use, and similar taxes paid (or accrued) by Spider. For purposes of this Section 7, "Net Revenues" means Spider's gross revenues from distribution and licensing of the Developed Software, less such discounts, rebates, returns, and sales, use, and similar taxes. Notwithstanding any provisions to the contrary set forth in this Section 7.1 or otherwise in this Agreement, all unpaid Aggregate Royalties then outstanding, if any, shall be due, regardless of Net Revenues generated by Spider, upon the first to occur of (i) the end of five
(5) years from the Effective Date, or (ii) the closing date of the sale of all, or substantially all, of the assets of Spider to a third party. Spider may pre-pay the Aggregate Royalties at any time without penalty.

     7.2 Examination of Spider's Books. Intek shall have the right, at its own expense, for any period during which Spider owes to Intek any Royalties, and for one (1) year following Spider's final payment of Royalties to Intek, to have any one of the "big five" public accounting firms (Arthur Anderson, Deloitte & Touche, Ernst & Young, KPMG, or PriceWaterhouseCoopers) or another independent certified public accountant acceptable to Spider, examine not more than once per year the relevant, previously unaudited financial books and records of account of Spider during normal business hours and upon reasonable notice, to determine or verify the Royalties and commissions under Section 5.2 payable to Intek under this Agreement. As a condition to such examination, the independent public accountant selected by Intek shall execute a written agreement, reasonably satisfactory in form and substance to Spider, to maintain in confidence all information obtained during the course of any such examination, except for disclosure to Intek as necessary for the purpose set forth in this Section 7.2. However, no such audit may be required as to referral commissions unless Intek believes that the referral commissions for the applicable year exceed fifty thousand dollars ($50,000).

     7.3 Examination of Intek's Books. Spider shall have the right, at its own expense, for any period during which Intek owes Spider any referral commissions, and for one (1) year thereafter to have any one of the "big five" public accounting firms (Arthur Anderson, Deloitte & Touche, Ernst & Young, KPMG, or PriceWaterhouseCoopers) or another independent certified public accountant acceptable to Intek, examine not more than once per year the relevant, previously unaudited financial books and records of account of Intek during normal business hours and upon reasonable notice, to determine or verify the referral commissions payable to Spider under Section 5.2 of this Agreement. As a condition to such examination, the independent public accountant selected by Spider shall execute a written agreement, reasonably satisfactory in form and substance to Intek, to maintain in confidence all information obtained during the course of any such examination, except for disclosure to Spider as necessary for the purpose set forth in this Section 7.3. However, no such audit may be required unless Spider believes that the referral commissions for the applicable fiscal year exceed fifty thousand dollars ($50,000).

     7.4 Security Interest. In order to secure Spider's obligation to pay Royalties to Intek, Spider shall grant to Intek the security interest in the Proprietary Rights set forth in the Intellectual Property Security Agreement (the "Security Agreement") of even date herewith. In connection with this Agreement and such security interest, Spider has filed an application with the U.S. Copyright Office to register the copyright for the Software . Thereafter, Spider shall file an application with the U.S. Copyright Office to register the copyright for each new major release, version and successor product of the Software (including, without limitation, the Developed Software) promptly as they become available.

8.   Right of First Refusal; Stock Transfer Restriction; Non-compete.

     8.1 Initial Offer by Spider. Spider may assign and sell all, or substantially all, of Spider's right, title and interest in and to the Software or Developed Software, and the Proprietary Rights therein ("Software Sale") to any individual or entity other than Intek (a "Person") only on the conditions set forth below in Sections 8.1 and 8.2: If Spider intends to enter into a Software Sale with any such Person during the three (3) year period commencing on the Effective Date, Spider must, prior to entering into the Software Sale with such Person, provide Intek with a written offer (the "Offering Notice") to enter into the Software Sale with Intek on the same terms and conditions under which Spider is willing to enter into the Software Sale with such Person. The written offer shall contain a brief description of the purchase price such Person is willing to pay to Spider, as well as a brief description of any other principal terms of the proposed Software Sale, including any financing terms and the proposed closing date. Spider agrees to meet with Intek, at Intek's request, within fifteen (15) days of Intek's receipt of Spider's written offer, to discuss with Intek in greater detail the terms of the proposed Software Sale and to answer such questions concerning the Software

Sale as Intek may reasonably pose to Spider. Intek shall have a period of fifteen (15) days after such meeting in which to accept Spider's offer contained therein or to make a counteroffer with respect to the Software Sale. Spider will be obligated to enter into the Software Sale with Intek if Intek accepts the offer set forth in the Offering Notice. If Intek accepts the offer contained in the Offering Notice, Intek shall have thirty (30) days from the date on which Intek accepts the offer set forth in the Offering Notice or until the proposed closing date set forth therein, whichever is longer, in which to close the Software Sale.

     8.2 Counteroffer by Intek. Spider shall accept a counteroffer from Intek if, in Spider's reasonable judgement, Intek's counteroffer is on terms at least as favorable to Spider as those proposed in the Offering Notice. In determining whether Intek's counteroffer is on terms at least as favorable to Spider as those set forth in the offering notice, Spider's primary point of comparison shall be the purchase price; provided, however, that other factors shall be considered, such as whether an offer is all cash, the creditworthiness of the Person proposing to enter into the Software Sale with Spider, and financing or other contingencies. Spider also shall credit Intek in the amount of all Royalties that remain to be paid to Intek under Section 7.1 and shall consider other factors that are material to the value of the Software Sale in determining whether Intek's counteroffer is on terms at least as favorable to Spider as those set forth in the Offering Notice. If Spider and Intek cannot agree which offer is superior, they shall submit the question to a valuation expert on which they mutually agree to make the determination and shall abide by such determination

     8.3 Stock Transfer Restrictions. For a period of three years after the Effective Date, Spider shall not assign title to, or grant any exclusive rights in, the Software or Developed Software (or related documentation), to any Intek Competitor (as defined below), nor shall Spider voluntarily permit any Intek Competitor to acquire either direct or indirect control of Spider or beneficial ownership of forty-five percent (45%) or more of any class or series of equity securities of Spider (which includes debt or other interests exchangeable or exercisable for, or convertible into, equity securities) or to otherwise acquire the power to appoint a majority of the members of Spider's Board of Directors. If Spider breaches the foregoing provisions of this Section 8.3, or within three years of the Effective Date an Intek Competitor obtains beneficial ownership of forty-five percent (45%) or more of any class or series of its equity securities (whether before or after a public offering of Spider's securities) or otherwise acquires the power to appoint a majority of the members of Spider's Board of Directors, Spider shall be in breach of this Agreement and, in addition (without limiting Intek's other rights or remedies hereunder), the three (3) year royalty free term under Section 3.3 shall change to eight (8) years from the Effective Date and/or Intek may have any Software or Developed Software (and related documentation) including Developer Notes released from escrow to it (and the escrow agreement between Intek and Spider shall so provide) and/or Intek may seek injunctive relief to prohibit or rescind a transaction prohibited by the first sentence of this Section 8.3.

     An "Intek Competitor" is an entity (the term "entity" when used in this Agreement includes without limitation associations and trusts) which itself with its subsidiaries (on an consolidated basis), had revenue during the prior four completed quarters (on a calendar year basis) of $10,000,000 or more from providing Operational Services, (which term does not include integrated systems). Spider may, at any time, request in writing Intek's determination as to whether a particular

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

entity is (at the time of such request) a competitor of Intek or would be in violation of the above portions of this Section 8.3. Such request will be accompanied by all of the information respecting such entity including but not limited to its current and planned business activities and products that is necessary or appropriate for Intek to make such determination. Intek will notify Spider of its determination no later than fifteen (15) days after its receipt of Spider's request; provided that all of the information required to make such determination is provided to Intek at the same time as Spider's request. A subsequent change in the business activities of such entity shall have no effect and solely because of that fact shall not result in a breach hereof or increase the royalty-free term.

     8.4    Restrictions on Spider Competitive Activities. For a period of two
(2) years after the Effective Date, Spider shall not itself, or through any subsidiary of Spider, directly engage in Operational Services activity. The parties recognize that the development, marketing, maintaining, servicing, and other activities inherent in the software and integration business of Spider mean that Spider will, by necessity, be assisting others to engage in Operational Services activities, and such activity is not prohibited by this
Section 8.4. Spider is engaged in providing Operational Services activity for purposes solely of this Section 8.4 only if more than ten percent (10%) of its and its subsidiaries' aggregate net operating revenue in the prior four completed quarters (on a calendar year basis), or $10,000,000 of its and its subsidiaries net operating revenue during such time period, was received for providing the live human interaction on behalf of a client of Spider or its subsidiaries (by voice, fax, video or e-mail) with a purchaser of tangible or intangible property or services sold by the client.

9.   Intek's Representations, Warranties, and Covenant's; Disclaimer.

     9.1 Title; Authority. Intek represents and warrants to Spider that, to Intek's Knowledge, Intek has full title to the Proprietary Rights, together with the Software (in object code and source code form) and Accompanying Documentation to be delivered to Spider under this Agreement and the right to convey title thereto to Spider free and clear of any and all liens, security interests, and other encumbrances or restrictions upon transfer. Intek further represents and warrants to Spider that Intek has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. For purposes of covenants, representations and warranties of Intek, "Knowledge" means the actual, conscious knowledge of a senior officer of Intek, but excludes officers of Intek (other than Timothy C. O'Crowley) who become employees of Spider at or about the time of the entering into of this Agreement.

     9.2 Infringement. Intek represents and warrants that, to Intek's Knowledge, none of the Proprietary Rights, the Software (in object code or source code form), or the Accompanying Documentation infringe any Proprietary Rights of any third party.

     9.3 No Claims. Intek represents and warrants to Spider that, to Intek's Knowledge, there is no action, suit, proceeding, or material claim or investigation pending or threatened against Intek in any court, or by or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or before any arbitrator of any kind, that, if adversely determined, might adversely affect any of the Proprietary Rights in and to the Software, the Software, or the accompanying notes and documentation or otherwise restrict Intek's ability to complete the transactions contemplated by this Agreement or Spider's exercise of the rights granted to Spider under this Agreement. Intek has no Knowledge of any basis for any such action, suit, claim, investigation, or proceeding.

     9.4 Use of Trademarks and Service Marks. Intek represents, warrants, and covenants to Spider that for three (3) years after the Effective Date, Intek shall not use the Intek Marks as an identifier for a software product in connection with any distribution, licensing, marketing, or sale to any third party of any computer software that is functionally similar to the Software, the Developed Software, or both.

     9.5 Third Party Software. Intek covenants and agrees to provide to Spider all assistance that Spider requests in obtaining licenses to incorporate the Third Party Software into the Developed Software. This obligation shall end twelve (12) months after the Effective Date hereof and shall not require Intek to incur any out-of-pocket expenses that Spider does not agree to reimburse or to incur any material limitations on its business activities.

     9.6 DISCLAIMER. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 9, INTEK IS PROVIDING THE PROPRIETARY RIGHTS, SOFTWARE, AND ACCOMPANYING DOCUMENTATION TO SPIDER "AS IS," WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR BY SAMPLE. THE COVENANTS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 9 SHALL TERMINATE ONE (1) YEAR AFTER THE EFFECTIVE DATE.

10.  Spider's Representations, Warranties, and Covenants; Disclaimer

     10.1 Title; Authority. Spider represents and warrants to Intek that Spider has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     10.2 Software Representations and Warranties. As to Developed Software and accompanying documentation, Spider shall make to Intek the representations and warranties which Spider makes pursuant to its standard license, maintenance and support agreements with Spider customers three (3) years from the date on which royalties first become due and payable by Spider. As to claims first accruing as to Developed Software and documentation delivered after three (3) years from the date hereof, the limitations on liability of such standard agreements shall replace the limitations on liability herein relating to such Developed Software.

     10.3 DISCLAIMER. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 10, SPIDER MAKES NO REPRESENTATIONS, WARRANTIES, OR COVENANTS TO INTEK OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE OR DEVELOPED SOFTWARE, WHICH IS PROVIDED TO INTEK "AS IS," WITHOUT WARRANTIES OF ANY KIND, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR BY SAMPLE. THE COVENANTS, REPRESENTATIONS AND WARRANTIES SHALL

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

TERMINATE ONE (1) YEAR AFTER THE EFFECTIVE DATE, EXCEPT AS PROVIDED OTHERWISE IN
SECTION 10.2.

11. LIMITED LIABILITY. EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 12 AND SECTION 13.1 OR CONFIDENTIALITY OBLIGATIONS UNDER SECTION 14 BELOW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA, OR (II) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES (EXCEPT THAT THIS LIMITATION ON DAMAGES SHALL NOT APPLY TO LOST PROFITS, LOST BUSINESS, OR COSTS OF PROCUREMENT, DUE TO AN INTENTIONAL BREACH HEREOF BUT THE FOLLOWING $5,000,000 AND $500,000 LIMITATIONS SHALL APPLY). EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 12 AND SECTION 13 BELOW, OR A BREACH OF EITHER PARTY'S COVENANTS UNDER SECTION 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY AMOUNTS IN EXCESS OF FIVE MILLION DOLLARS ($5,000,000). NO CLAIM SHALL BE MADE BY EITHER PARTY FOR BREACH OF ANY COVENANT, REPRESENTATION, OR WARRANTY OF SECTION 9 OR 10, EXCEPT TO THE EXTENT THE AMOUNT OF DAMAGES CLAIMED EXCEEDS FIVE HUNDRED THOUSAND DOLLARS ($500,000), IN WHICH CASE ONLY DAMAGES IN EXCESS OF FIVE HUNDRED THOUSAND DOLLARS ($500,000) SHALL BE RECOVERABLE.

12. Intek's Indemnification Obligations. Intek shall defend, indemnify, and hold Spider and its officers, directors, agents and employees harmless from any liability resulting from (i) the infringement and/or misappropriation by any modifications or derivative works that Intek makes to the Software, the Developed Software or associated user documentation, or that Intek requests that Spider make to the Software or the Developed Software or associated user documentation of any Proprietary Rights of any third party, to the extent such infringement resulted from Spider's compliance with the detailed specifications provided by Intek, or (ii) any breach of Intek's representations, warranties or covenants set forth in Sections 9.1, 9.2, 9.3 or 9.4 above; provided that (a) Spider promptly notifies Intek of any and all threats, claims and proceedings related thereto, (b) Spider gives Intek, at Intek's expense, all reasonable assistance including, without limitation, providing information, documents, and access to Spider's employees at Intek's expense, and (c) Intek shall have sole control of the defense and/or settlement thereof; provided, however, that Intek shall not admit any liability or restriction on the part of Spider or enter into any settlement that imposes any liability on Spider without Spider's prior written consent. Spider shall be entitled to participate in any such action or proceeding at its own expense, with counsel of its own choosing.

13.  Spider's Indemnification and Use Disruption Obligations.

     13.1 Spider's Indemnification Obligations. Spider shall defend, indemnify and hold Intek and its officers, directors, agents and employees harmless from any liability resulting from (i) the infringement and/or misappropriation by the Developed Software (but not any underlying

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

infringement or misappropriation by the Software or the Proprietary Rights in and to the Software) of any Proprietary Rights of any third party, (ii) any breach of Spider's representations and warranties set forth in Section 10.1 or
10.2 above or (iii) for claims of Intek customers arising solely from services rendered or goods delivered by Spider except for claims for which Spider is specifically not liable hereunder; provided that (a) Intek promptly notifies Spider of any and all threats, claims and proceedings related thereto, (b) Intek gives Spider, at Spider's expense, all reasonable assistance including, without limitation, providing information, documents and access to Intek's employees at Spider's expense, and (c) Spider shall have sole control of the defense and/or settlement thereof; provided, however, that Spider shall not admit any liability on the part of Intek or enter into any settlement that imposes any liability or restriction on Intek without Intek's prior written consent. Intek shall be entitled to participate in any such action or proceeding at its own expense, with counsel of its own choosing.

     13.2 Spider's Use Disruption Obligations. If a third-party claim causes the use of the Developed Software or any component thereof to be seriously endangered or disrupted, Spider shall, in its sole, but reasonable, determination, (i) replace the same without additional charge with compatible, functionally equivalent and non-infringing software; (ii) modify the Developed Software or component to avoid the claim of infringement and retain functionality; (iii) obtain license(s) for Intek to continue use of the Developed Software or component, and pay any additional fee required for such license(s); or (iv) if none of the foregoing alternatives are practicable, Spider pay terminate Intek's license to use the Developed Software or component and pay to Intek all remaining Royalties then due and owing pursuant to Section
7.1 as soon as is reasonably possible.

     13.3 Exceptions to Spider's Obligations. Notwithstanding any provision to the contrary contained in this Section 13 or otherwise in this Agreement, Spider shall have no obligations to Intek, or to any third party claiming through Intek under this Section 13, if and to the extent that such claim arises from:

            (i) Spider's modification of any Software, Developed Software, or both in compliance with Intek's detailed specifications;

            (ii) modification or derivative work of any Software, Developed Software, or both other than by Spider or its contractors, or

            (iii) combination of the Software, Developed Software, or both with products, processes or materials other than those supplied by Spider, to the extent that the alleged infringement or misappropriation relates to such combination.

     Spider shall also not have any obligation with respect to any third party claim if Spider has provided Intek with modifications of the Software, Developed Software, or both that would have avoided the problem, and Intek has not fully implemented such modifications within a reasonable time.

14.  Confidentiality

     14.1 Disclosure of Confidential Information. Each party (a "Disclosing Party") may, from time to time, in connection with its performance under this Agreement, disclose confidential information, including, without limitation, information comprising or relating to the Proprietary Rights, the Software, the accompanying documentation, the Developed Software or other computer software and the source code thereof, algorithms, trade secrets, know-how, processes, techniques, ideas, improvements, inventions (whether or not patentable), customer lists, and other technical, business, financial, customer and product development plans, forecasts, strategies and information ("Confidential Information") to the other party ("Receiving Party"). Each Receiving Party agrees not to use (other than for purposes contemplated by this Agreement including Intek's use of source code and Developer's Notes upon a liquidation or dissolution of Spider or an Abandonment under section 3.7 (ii) or (iii), and will use reasonable efforts to prevent the disclosure to third parties of, any of the Disclosing Party's Confidential Information that is identified as confidential at the time of disclosure and is provided in tangible form marked "confidential" or "proprietary" (or is reduced to such form within thirty (30) days after oral disclosure); provided, however, that the Proprietary Rights, the source code of the Software and the Developed Software, and the Accompanying Documentation shall be deemed Confidential Information of Spider. Notwithstanding any provision to the contrary set forth in this Section 14.1, each Receiving Party shall have the right to disclose the Disclosing Party's Confidential Information: (i) to third party consultants who need to know such Confidential Information in order to perform services permitted hereunder that the Receiving Party has retained such consultants to provide, provided that such consultants have entered into written confidentiality and nonuse agreements, of which the Disclosing Party is a third party beneficiary with rights of direct enforcement, with terms and conditions protecting the confidentiality of the Disclosing Party's Confidential Information that are at least as stringent as those set forth in this Agreement; and (ii) to authorized sublicensees of the Software and Developed Software, to the extent the Confidential Information consists of code architecture, literature, or diagrams, necessary to enable the authorized sublicensee of the source code to modify, use, debug, prepare patches, and add applications to the Software and Developed Software, as permitted hereunder, provided that such sublicensees have entered into written confidentiality and nonuse agreements, of which the Disclosing Party is a third party beneficiary with rights of direct enforcement, with terms and conditions protecting the confidentiality of the Disclosing Party's Confidential Information that are at least a stringent as those set forth in this Agreement. The Receiving Party's confidentiality obligation hereunder shall not apply to information that the Receiving Party can document:

     (i) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party;

     (ii) is or (through no fault of the Receiving Party or any of its employees, contractors, agents or licensees) becomes generally available to the public;

     (iii) is rightfully disclosed to the Receiving Party by a third party having no obligations of confidentiality to the Disclosing Party, provided that the Receiving Party complies with any restrictions imposed by such third party;

     (iv) is independently developed by the Receiving Party without use of or reference to the Disclosing Party's Confidential Information; or

     (v) is required by law or regulation to be disclosed (including, without limitation, in connection with filings with the Securities and Exchange Commission), provided that the Receiving Party uses reasonable efforts to restrict disclosure, to obtain confidential treatment therefor, and to notify the Disclosing Party of the compelled disclosure and to give the Disclosing Party the opportunity to participate in proceedings contesting such disclosure or seeking a protective order or confidential treatment with respect thereto.

Notwithstanding the foregoing, all Confidential Information assigned to Spider in connection with this Agreement shall be deemed Confidential Information of Spider disclosed by Spider to Intek and exceptions (i) and (iv) above shall not be applicable thereto.

     14.2 Notice of Breach. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any unauthorized release or other breach of which it is aware under Section 14.1

15.  Maintenance, Support, and Hosting Services.

     15.1 Maintenance, Support, and Technical Services to Intek. Spider shall provide the following maintenance and support, technical support, installation and training services to Intek:

            (i) Maintenance and Support Services. For three (3) years following the Effective Date, Spider shall provide maintenance and support services for the Software and the Developed Software to Intek. The parties shall mutually agree within sixty (60) days of the Effective Date upon a reasonable fee to be charged by Spider and paid by Intek for such maintenance and support services, which fee shall fully compensate Spider for all maintenance and support services provided to Intek after the Effective Date in excess of the quantity and types of services historically provided by Spider to Intek prior to the Effective Date and for "customer use" of the Software and Developed Software. Such maintenance and support services shall comprise "Maintenance and Support Services", as such capitalized term is defined in Attachment D to this Agreement, until such time as Spider has implemented standard maintenance and support terms and conditions under which Spider will provide maintenance and support services to third parties (the "Standard Ts & Cs"), at which time, the Standard Ts & Cs (excluding payment terms) shall supersede those set forth on Attachment
     D. Following the expiration of the three-year period during which Spider shall provide maintenance and support services to Intek for the fee specified in this Section 15.1(i), Spider will provide such Maintenance and Support Services to Intek, at Intek's request, and such Maintenance and Support Services shall be at Spider's then-current rates for time and materials or such flat fee charges as Spider then generally offers to its own customers, as Intek may elect.

            (ii) Technical Services. For three (3) years from the Effective Date, Spider shall provide to Intek Technical Support Services, as such capitalized term is defined in Attachment D. Intek shall compensate Spider for providing the Technical Support Services in the amount of Spider's fully burdened employee costs and expenses (including salary, wages, benefits, employer taxes, all other direct employee expenses) for providing such services, plus a margin of twenty percent (20%) thereon, or on a basis the parties may otherwise agree. Spider's employee costs and expenses shall not include any overhead or indirect management charges. Following the expiration of the three-year period during which Spider shall provide Technical Support Services to Intek at such rate, Spider may elect to provide Technical Support Services to Intek, at Intek's request, and such Technical Support Services shall be at Spider's then-current rates for time and materials.

            (iii) Modifications. The parties acknowledge that the scope of Maintenance and Support Services provided by Spider and paid for by Intek may require adjustment after the Effective Date. Accordingly, during the initial sixty (60) day period after the Effective Date, the parties will negotiate in good faith such modifications to Attachment D, if any, that are necessary and appropriate to provide Intek with such additional services that it is determined are required and/or to provide Spider with additional compensation that it is determined is required.

     15.2 Hosting Services. For two (2) years from the Effective Date, at Intek's request, Spider shall provide hosting services with respect to servers that are owned by existing or future customers of Intek on which the Software or Developed Software has been installed and is operated for the benefit of such customers. Such hosting services shall consist of all services reasonably necessary to ensure that the Software operates properly on such servers. As a part of providing the hosting services, Spider shall, in addition, maintain all notices on the applicable computer hardware that indicate that such hardware is owned by the applicable Intek customers. Intek shall compensate Spider for providing such hosting services to Intek's customers by passing through to Spider all amounts received by Intek from the applicable existing customers as compensation for operating such customers' servers or, in the case of future Intek customers, the out-of-pocket costs incurred by Spider in operating the server(s) for such customers. Following the expiration of the two-year period during which Spider shall provide hosting services to Intek customers for such amounts as Intek receives as compensation for operating such customers' servers, Spider may elect to provide the hosting services to Intek customers, and such hosting services shall be at Spider's then-current rates for time and materials or such flat fee charges as Spider then generally offers to its own customers.

     15.3 Maintenance and Support Services to Intek Customers. Following the Effective Date, Spider shall assume the maintenance and support obligations under the existing agreements between Intek and its customers that are listed on Attachment E to this Agreement. Intek shall compensate Spider for assuming such maintenance and support obligations by passing through to Spider 95% of all amounts received by Intek from the applicable customers as compensation for the applicable maintenance and support services. Spider may assume additional maintenance and support obligations to Intek customers, for such fees that are mutually agreed between the parties and set forth in a written amendment to this Agreement. Spider shall provide maintenance and support services to future Intek customers or sublicensees pursuant to the Standard Ts & Cs, if such customer or sublicensee has licensed the Software or Developed Software from Spider or sublicensed the Software or Developed Software from Intek pursuant to this Agreement.

     15.4 Source Code Escrow. Spider will place into escrow with an escrow agent reasonably acceptable to both parties, pursuant to an escrow agreement with such escrow agent which is supplemental to this Agreement, the source code of the Software, together with the Accompanying

Documentation, as it exists on the Effective Date (the "Deposit), and Spider will update the Deposit with new releases, versions and successor products of the Software (including, without limitation, the Developed Software) and Developer's Notes promptly as they become available. At the request of Intek from time to time, such escrow will include verification services provided by the escrow agent which are mutually agreed between Spider and Intek which agreement will not be unreasonably denied by Spider, and set forth in the escrow agreement. All escrow maintenance fees and the full cost of verification services (including reimbursement of Spider's costs and expenses) shall be borne by Intek, but Spider shall be responsible for fees associated with establishing the escrow account. Intek shall be entitled to release of the Deposit from escrow (i) to the extent that such release is permitted under applicable law if Spider seeks protection under the United States Bankruptcy Code or similar protection from creditors or bankruptcy receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted (a) by it, (b) by or against Spider and not dismissed within sixty
(60) days; or (ii) in the event that there is an Abandonment of the Software or the Developed Software within the meaning of Section 3.7 above that triggers Intek's right to exercise the licenses granted to Intek under Sections 3.2(ii) or 3.4(ii) of this Agreement.

     15.5 Term of Support of Software and Developed Software. Spider shall provide Maintenance and Support Services described herein for each new version or new release of the particular Software or Developed Software three (3) years after the public release thereof.

16.  Events of Default.

     16.1 By Intek. Spider shall have the right to terminate the Software License, the Proprietary Rights License, and the Developed Software License and seek recovery of damages from Intek (i) upon written notice in the event that Intek willfully or recklessly, with the approval or prior actual knowledge of senior management of Intek (including, without limitation, directors and senior officers of Intek), breaches its obligations under Sections 4 and/or 14 above, if Intek fails to initiate action to cure such breach within ten (10) days following Intek's receipt of such notice and fails to cure such breach within fifteen (15) days following receipt of such notice, (ii) upon written notice in the event that Intek negligently, with the approval or prior actual knowledge of senior management of Intek (including, without limitation, directors and senior officers of Intek), breaches its obligations under Sections 4 and/or 14 above, if Intek fails to initiate action to cure such breach within ten (10) days following Intek's receipt of such notice and fails to cure such breach within twenty-five (25) days following receipt of such notice, or (iii) upon sixty (60) days' prior written notice, in the case of Intek's material breach of any provision of this Agreement if Intek fails to cure such breach within such sixty
(60)-day period.

     16.2 By Spider. Intek shall have the right to foreclose on its security interest in the Proprietary Rights in and to the Software and/or terminate this Agreement and/or seek recovery of damages from Spider (i) upon ten (10) days prior written notice in the event that Spider willfully, recklessly, or negligently with the approval or prior actual knowledge of senior management of Spider (including, without limitation, directors and senior officers of Spider) breaches its obligations under Section 14 above, if Spider fails to cure such breach within such ten (10) day period, or (ii) upon sixty (60) days' prior written notice, in the case of Spider's material breach of any other provision of this Agreement, with the exception of Section 15, if Spider fails to cure such breach within such sixty (60)-day period. If Spider materially breaches its obligations under Section 15 of this Agreement and such breach remains uncured for sixty (60) days following Spider's receipt of written notice describing the breach, Intek shall have the right to contract with a third party to obtain such maintenance, training, support, technical and hosting services and seek recovery of damages from Spider, and/or terminate this Agreement.

     16.3 Termination for Convenience. Intek may terminate this Agreement for convenience upon ninety (90) days' prior written notice. Termination under this
Section 16.3 shall not terminate the provisions of Section 1.1, 2, 9, 10, 11, 12, 13, 14, 17 or 20, or other provisions which by their sense should survive such termination.

     16.4 Effect of Termination. Termination of all or part of this Agreement does not terminate any license or sublicense granted hereunder to a customer of Intek or the maintenance and support obligations of Spider to such customer, provided, however, that upon termination hereof Spider may directly collect all licensing, sublicensing, support and maintenance fees directly from the customer if such customer was remitting such fees to Intek.

17.  Dispute Resolution.

     17.1   Arbitration. Except for disputes to be settled as provided under
Section 17.2 below, none of which shall be subject to this Section 17.1, all disputes arising under this Agreement shall be settled by arbitration. The arbitration shall be conducted under the then-current Commercial Arbitration Rules of the AAA, with the substantive law to be applied to be determined under
Section 20.7 below and the venue of the arbitration to be in Denver, Colorado. Each party shall select one (1) arbitrator, and a third arbitrator shall be chosen by the two arbitrators chosen by the parties. If the two arbitrators cannot agree on the third arbitrator, the third arbitrator shall, within thirty
(30) days of submission of a request by the two arbitrators chosen by the parties, be chosen by the AAA from a panel of arbitrators knowledgeable and experienced in the fields of computer technology and software licensing. The arbitrators shall decide the dispute within thirty (30) days of the conclusion of the parties' presentation of the dispute. The arbitrators are not empowered to award damages in excess of those permitted herein. The written determination of the arbitrators shall be final and shall not be subject to judicial review; provided, however, that any award of determination rendered by the arbitrator(s) may be entered in a court of competent jurisdiction. The prevailing party shall be entitled to recover the costs of arbitration and attorneys' fees and expenses, which shall be made part of the arbitrators' award. The arbitrators shall determine the prevailing party for this purpose.

     17.2 Expedited Arbitration. All disputes arising under Sections 3.6, 3.7, 3.8, 3.9, 6.3, 6.4, 8.3 or 15.4 and disputes with respect to the selection of a valuation expert under Section 8.2 shall be resolved using the AAA's fast track arbitration procedures by a single arbitrator chosen by the parties from a list of five persons experienced in the fields of computer technology and software licensing selected by the AAA. Each party shall have the right to strike two (2) names from the list. The arbitrator is not empowered to award damages in excess of those permitted herein. The written determination of the arbitrator shall be final and shall not be subject to judicial review; provided, however, that any award or determination rendered by the arbitrator may be entered in a court of competent jurisdiction. The prevailing party shall be entitled to recover the costs of arbitration and attorneys' fees and expenses, which shall be made part of the arbitrator's award. The arbitrator shall determine the prevailing party for this purpose.

     17.3 Equitable Relief. Nothing in this Section 17 shall preclude either party from seeking equitable relief from a court of competent jurisdiction in order to maintain the status quo pending the outcome of arbitration.

18. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer or agent of the other and shall not bind or attempt to bind the other to any contract.

19. Affiliates. For the purposes of this Agreement, references to Intek shall be deemed to include, collectively, Intek and each Intek Affiliate that has agreed to be bound by all of the terms and conditions of this Agreement in a written amendment to this Agreement signed by such Intek Affiliate. Likewise, all references to Spider shall be deemed to include, collectively, Spider and each Spider Affiliate that has agreed to be bound by all of the terms and conditions of this Agreement in a written amendment to this Agreement signed by such Spider Affiliate. Notwithstanding any provision to the contrary contained in this Agreement, neither party shall enter into any transaction with any Affiliate that would circumvent its monetary or other obligations under this Agreement. For purposes of this Agreement, "Affiliate" shall mean any entity controlled by, controlling, or under common control with, a party, where "control" means the ownership or control, directly or indirectly, of fifty percent (50%) or more of all of the voting powers of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority or otherwise having power to control such entity's general activities, but only for so long as such ownership or control shall continue.

20.  Miscellaneous.

     20.1 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     20.2 Waiver and Modification. An extension, amendment, modification, cancellation by mutual agreement, or termination by mutual agreement of this Agreement will be valid and effective only if it is in writing and signed by each party to this Agreement. In addition, a waiver of any duty, obligation, or responsibility of a party under this Agreement will be valid and effective only if it is evidenced by a writing signed by, or on behalf of, a party against whom the waiver is sought to be enforced. The waiver by either party of a breach of a provision of this Agreement will not constitute a waiver of a succeeding breach of the provision or a waiver of the provision itself.

     20.3 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier, or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be) or such other address as may hereafter be designated in writing by such party to the other parties:

          If to Spider, to:

          Spider Technologies, Inc.
          5619 DTC Parkway, 12th Floor
          Englewood, CO 80111-3017
          Phone:  303-357-3033
          Telecopy:  303-323-4214
          Attention:  Chief Executive Officer

          with a copy to:
          E* Law Group
          3555 West 110th Place
          Westminster, CO 80031
          Phone:  303-410-8488
          Telecopy:  303-410-0468
          Attention:  Jeremy Makarachian

          If to Intek, to:
          Intek Information, Inc.
          5619 DTC Parkway, 12th Floor
          Englewood, CO 80111-3017
          Telecopy: (303) 405-8421
          Attention:  Chief Executive Officer

          with a copy to:

          Chrisman, Bynum & Johnson, P.C.
          1900 Fifteenth Street
          Boulder, CO 80302
          Telecopy: (303) 449-5426
          Attention:  G. James Williams, Jr.

All such notices, requests, consents, and other communications shall be deemed to have been given when received or delivery refused and, in the case of any notice delivered by mail, three (3) days after deposited in the U.S. mails unless received sooner.

     20.4 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile copies shall be deemed originals.

     20.5 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     20.6 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     20.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Colorado and of the United States, in each case located in the County of Denver, for any action, proceeding, or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Colorado or the United States of America, in each case located in the County of Denver, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     20.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     20.9 Rights of Third Parties. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer or grant to any person, except Spider and Intek, and their respective assignees and successors, any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of this Agreement.

     20.10 Assignment; Binding Effect. A party to this Agreement (whether by operation of law or otherwise) shall not assign its rights or delegate its duties, obligations, and responsibilities under this Agreement without the advance written consent of the other party to this Agreement, and any assignment or delegation without the advance written consent of the other party will be invalid and ineffective against the nonconsenting party. Such consent will not be unreasonably withheld. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of a party to this Agreement. A sale of the capital stock of a party or a merger of a party shall not be deemed to constitute an assignment.

     20.11 Standard Terms and Conditions. Whenever reference is made herein to Spider's "standard agreements", "standard terms", "Standard Ts & Cs", "standard pricing", or similar concepts, the standard provisions used by Spider with similarly situated customers shall apply, and if there are no such standard agreements, terms, conditions, or pricing, and other data regarding transactions of Spider is not available to arrive at an appropriate agreement, term, condition or price based upon other transactions, the then-current standard industry agreements, terms, conditions, or pricing, shall be used.

     20.12 Survival of Terms. Provisions which by their sense should survive termination hereof, including the payment, confidentiality and indemnification provisions hereof, shall survive termination.

     20.13 Specific Performance. Each party acknowledges and agrees that, due to the unique nature of the Disclosing Party's Confidential Information and other aspects of this Agreement, there can be no adequate remedy at law for any breach of its obligations under certain provisions hereof, that any such breach may allow the party or third parties to unfairly compete with the other party, or otherwise result in irreparable harm to the party, and, therefore, that upon any such breach or threat thereof, (i) under Section 14.1 the Disclosing Party shall be entitled to injunctive relief and other appropriate equitable relief, and to be indemnified by the Receiving Party from any loss or harm (including, without limitation, for attorneys' fees) in connection with any breach or enforcement of the Receiving Party's obligations thereunder or the unauthorized use or release of any Confidential Information; and (ii) Intek shall be entitled to injunctive relief and other appropriate equitable relief for enforcement of Sections 8.1, 8.2, 8.3, and 8.4; in each case without the necessity of posting any bond, in addition to whatever remedies the party may have under this Agreement and at law. The listing of any particular Section in this Section does not, by implication or otherwise, mean injunctive and other equitable relief may not be appropriate in respect of other provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Software Assignment and Grant-Back License, Maintenance, and Support Agreement as of the Effective Date.

                              INTEK INFORMATION, INC.


                              By:   /s/ Timothy C. O'Crowley
                                  --------------------------------------
                              Name:      Timothy C. O'Crowley
                                    ------------------------------------
                              Its:       Chief Executive Officer
                                   -------------------------------------


                              SPIDER TECHNOLOGIES, INC.


                              By:   /s/ Timothy C. O'Crowley
                                  --------------------------------------
                              Name:      Timothy C. O'Crowley
                                    ------------------------------------
                              Its:       Appointed Signatory
                                   -------------------------------------

                                 ATTACHMENT A
                             Software Description
                              Modules & Sections

_______________________________________________________________
Application Manager
Event Manager
Exchange Manager
Program Manager
Process Manager
Reporting Manager
Order Inventory
Scripting & Data Capture

Application Manager (AM)
-------------------------
      . Installation Manager
      . Configuration Manager
      . User Manager
        .  Users & Groups
      . Message Manager
      . User Interface
      . Screen Manager
        .  Screens & Menues
        .  Security

Event Manager (EM)
-------------------
      . Event Types
      . Queues
      . Scheduler

Exchange & Process Manager (XM)
--------------------------------
      . Data Import and Export
      . EDI

Program Manager (PM)
--------------------
      . Customers & Prospects
      . Programs & Projects
      . Events & Event Logging

Reporting Manager (RM)
------------------------
      . Reporting Library
      . Scheduling
      . Distribution

Order Inventory (OI)
--------------------
    . Orders
      . Order Entry         (OE)
      . Shipping            (SH)
      . Taxation            (TX)
      . Payment             (PA)
           Authorization
           Settlement
      . Inventory           (IN)
      . Invoicing           (IV)
   .  Products & Suppliers
      . Products            (PR)
           Suppliers
           Shipping
           Pricing

Scripting & Data Capture (SD)
-----------------------------
      . Scripting Engine
      . Script building tool
      . Script validation and verification

                                 ATTACHMENT B

                              Customized Software
                [To be provided by Intek within sixty (60) days
         following the Effective Date and attached to this Agreement]



                               Existing Licenses


                   [List of Intek call counter customers and
             references to corresponding agreements to be provided
                 by Intek within sixty (60) days following the
                Effective Date and attached to this Agreement]

                                 ATTACHMENT C

                    Third Party Components of the Software

--------------------------------------------------------------------------------
       Software                 Version                 Vendor
       --------                 -------                 ------
--------------------------------------------------------------------------------
Sybase                     11.0.3                  Sybase
--------------------------------------------------------------------------------
                           11.5.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Windows 95                 4.00.95OB               Microsoft
--------------------------------------------------------------------------------
Windows 98                                         Microsoft
--------------------------------------------------------------------------------
Windows NT                 4.00.1381               Microsoft
--------------------------------------------------------------------------------
Sun Solaris Unix                                   Sun
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Netscape Suitespot                                 Netscape
--------------------------------------------------------------------------------
ICVERIFY                   2.1, 2.2, 1.2           Cybercash
--------------------------------------------------------------------------------
ICVERIFY DLL               6.61, 6.62, 6.63        Cybercash
--------------------------------------------------------------------------------
Taxware                    2.1, 3.0                Taxware
--------------------------------------------------------------------------------
Verazip                    1                       Taxware
--------------------------------------------------------------------------------
Cold Fusion Server         3.00.00                 Allaire
--------------------------------------------------------------------------------
Crystal Info               6                       Seagate
--------------------------------------------------------------------------------
Cold Fusion Scheduler                              Allaire
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reflections                5.2                     WRQ
--------------------------------------------------------------------------------
McAfee Viruscan            3.1.8                   Network Assio.
--------------------------------------------------------------------------------
Trading Partner PC/32      5.00.17                 Mercator
--------------------------------------------------------------------------------
Visual Basic               6                       Microsoft
--------------------------------------------------------------------------------
Batch Job Server           2.1                     Camellia Software
--------------------------------------------------------------------------------
Crystal Reports            6                       Seagate
--------------------------------------------------------------------------------
Data Junction              6                       Datajunction
--------------------------------------------------------------------------------
Excel                      97                      Microsoft
--------------------------------------------------------------------------------
Access                     97                      Microsoft
--------------------------------------------------------------------------------
Mercator                   1.3e                    Mercator
--------------------------------------------------------------------------------
SpecBuilder                3.2                     Edifecs Commerce
--------------------------------------------------------------------------------
Visual Foxpro              6                       Microsoft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MKS Tools                  5.1                     MKS Inc.
--------------------------------------------------------------------------------
ERWin                      2.6, 3.00, 3.5          Platium
--------------------------------------------------------------------------------
Cold Fusion Studio         3.1                     Allaire
--------------------------------------------------------------------------------
Homesite                   2.5.3                   Allaire
--------------------------------------------------------------------------------
Netscape Communicator      4.45                    Netscape
--------------------------------------------------------------------------------
                           4.5
--------------------------------------------------------------------------------
SQL Advantage              11.5                    Sybase
--------------------------------------------------------------------------------
WinZip                     6.3                     Shareware
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Software                 Version                 Vendor
       --------                 -------                 ------
--------------------------------------------------------------------------------
Dynacomm                   7                       Futuresoft
--------------------------------------------------------------------------------
                           7.02
--------------------------------------------------------------------------------
Internet Explorer          3.01                    Microsoft
--------------------------------------------------------------------------------
                           4
--------------------------------------------------------------------------------
Visual SourceSafe          5                       Microsoft
--------------------------------------------------------------------------------
Visio Professional         5                       Visio Corporation
--------------------------------------------------------------------------------
Project                    97                      Microsoft
--------------------------------------------------------------------------------
Word                       97                      Microsoft
--------------------------------------------------------------------------------
Visual Cafe                                        Semantic
--------------------------------------------------------------------------------
Fax Sr                                             Omtool
--------------------------------------------------------------------------------
Hummingbird                                        Hummingbird
--------------------------------------------------------------------------------
Screen Surfer             1.3.25d                  Intelligent Env.
--------------------------------------------------------------------------------
Photoshop                  4                       Adobe
--------------------------------------------------------------------------------
QuarkXpress                3.3                     Adobe
--------------------------------------------------------------------------------
Adobe Acrobat              3                       Adobe
--------------------------------------------------------------------------------
Illustrator                8                       Adobe
--------------------------------------------------------------------------------
Gifmation                  1                       Boxtop Software
--------------------------------------------------------------------------------
Ray Dreams Studio          5                       Fractual Design
--------------------------------------------------------------------------------
RoboHelp                   1                       Bluesky
--------------------------------------------------------------------------------
BrowserSizer               ?                       Freeware
--------------------------------------------------------------------------------
MacroMagic                 ?                       Iolo Tech.
--------------------------------------------------------------------------------
WinRar                     ?                       Freeware
--------------------------------------------------------------------------------
Jwrite                     ?                       MWK Software
--------------------------------------------------------------------------------
Compaq Insight Manager     3-4.?                   Compaq
--------------------------------------------------------------------------------
MS Solution Provider                               Microsoft
--------------------------------------------------------------------------------

                                 ATTACHMENT D

                       Maintenance and Support Services:
                        Software and Developed Software

                          Technical Support Services

1.   DEFINITIONS

     1.1 "Email Support" means that Spider provides an e-mail address to which Intek may address messages containing questions relating to the Software and/or the Developed Software and that Spider's Support Personnel shall respond to such messages in a timely fashion.

     1.2 "Error" means an error in the Software and/or Developed Software that degrades the functionality of the Software and/or Developed Software as set forth in the applicable documentation.

     1.3 "Fix" means the repair or replacement of code of the Software or the Developed Software to remedy an Error.

     1.4 "Maintenance and Support Services" means the maintenance and support services described in Section 2 of this Attachment D.

     1.5 "Priority A Error" means an Error that (i) renders the Software and/or Developed Software inoperative or intermittently operative; (ii) substantially degrades performance; (iii) causes any feature to be unavailable or substantially impaired; or (iv) causes a complete failure of the Software and/or Developed Software.

     1.6 "Priority B Error" means an Error that degrades the performance of the Software and/or Developed Software or restricts Intek's use of the Software and/or Developed Software.

     1.7 "Priority C Error" means an Error that has only a minor impact on Intek's use of Software and/or Developed Software.

     1.8 "Support Personnel" means the employees designated by each party to communicate with the other party with respect to the maintenance and support services to be provided under this Attachment D.

     1.9 "Technical Support Services" means the Technical Support Services described in Section 3 of this Attachment D.

     1.10 "Telephone Support" means technical support assistance provided by telephone to Intek's Support Personnel by Spider during normal business hours and the means for such Support Personnel to leave telephone voice messages during periods other than normal business hours.

     1.11 "Workaround" means a change in the procedures followed or data supplied by Intek to avoid an Error without substantially impairing Intek's use of Software.

     All capitalized terms not defined in this Attachment D shall have the meanings given to such terms in the body of the Software Assignment and Grant-Back License, Maintenance, and Support Agreement ("Agreement") of which this Attachment D is part.

2.   MAINTENANCE AND SUPPORT SERVICES

     Maintenance and Support Services consist of Fixes, Email Support and Telephone Support provided to Intek concerning Errors and the installation, maintenance, modification, support and use by Intek of the Software and Developed Software. Spider shall exercise commercially reasonable efforts to correct any Error reported by Intek's Support Personnel in the Software and/or Developed Software in accordance with the priority level assigned to such Error by Intek's Support Personnel.

     a. In the event of any Priority A Errors, Spider shall promptly commence the following procedures:

          i.   assign senior engineers to correct the Error;

          ii. notify Spider's management that such Errors have been reported and of steps being taken to correct such Error(s);

          iii. provide Intek with periodic reports on the status of the corrections; and

          iv. initiate work and vigorously continue such work around-the-clock until a Workaround or Fix is provided to Intek.

     b. In the event of any Priority B Errors, Spider shall exercise commercially reasonable efforts to provide Intek with the Fix for the Error within ten (10) business days of the date on which Intek's Support Personnel first reported such Error.

     c. In the event of any Priority C Errors, Spider may include the Fix for the Error within thirty (30) business days of the date on which Intek's Support Personnel first reported such Error.

3.   TECHNICAL SUPPORT SERVICES

     Technical Support Services consist of Email Support and Telephone Support provided to Intek concerning any problems that may arise with respect to the computer hardware and software and telecommunications systems that Intek uses to provide the Operational Services or for accounting functions, other than those to be resolved through Spider's provision of the Maintenance and Support Services set forth in Section 2 of this Attachment D.

4.   ON-SITE VISITS

     Technical Support Services and Maintenance Support Services may include on-site visits by Spider Support Personnel to resolve the applicable problems or provide the applicable services, provided that Intek pays all travels costs and expenses associated with such visits if such visit is requested by Intek, in addition to the fees for Technical Support Services and Maintenance Support Services set forth in the Agreement. If an on-site visit is made at Intek's request and the Spider personnel are also engaging in other activities on that trip for the benefit of Spider or Spider customers, the costs paid by Intek will be reduced so Intek pays only its proportional amount of such costs.

5.   INSTALLATION AND TRAINING SERVICES

     Spider shall provide Telephone Support and Email Support to Intek personnel qualified to install the Software and the Developed Software in accordance with general industry standards and, if applicable, in the same manner in which Spider provides installation support to licensees of the Developed Software. Spider shall provide training to Intek personnel competent to understand and apply such training via telephone and electronic mail in accordance with general industry standards and, if applicable, in the same manner in which Spider provides training to similarly-trained personnel of licensees of the Developed Software.

                                  ATTACHMENT E

            Maintenance and Support Obligations to Intek Customers
                            to be Assumed by Spider

                   [List of Customer Contacts to be provided
                  by Intek within sixty 60 days following the
                Effective Date and attached to this Agreement]

                                  ATTACHMENT F

                       MEMORANDUM OF COPYRIGHT ASSIGNMENT

     INTEK INFORMATION, INC., a Delaware corporation ("Assignor"), for good and valuable consideration, the receipt of which is acknowledged, HEREBY ASSIGNS to SPIDER TECHNOLOGIES, INC., a Delaware corporation ("Assignee"), all right, title and interest in and to the software known as "Telweb" and further described in Exhibit A hereto, any and all copyrights therein worldwide, including without limitation U.S. Copyright Registration No. TX4-935-066 (Telweb v. 2.0) and U.S. Copyright Registration No. TX4-946-000 (Telweb v. 2.0a), any renewals and extensions of any copyrights, and all causes of action heretofore accrued for infringement of any copyrights.

     THIS INSTRUMENT is a memorandum for recording of an assignment more fully set forth in that certain "Software Assignment and Grant-Back License, Maintenance and Support Agreement" dated October ___, 1999 between Assignor and Assignee.



Date:_____________________________     INTEK INFORMATION, INC.

                                       By:    ______________________________

                                       Name:  ______________________________

                                       Title: ______________________________

                                   EXHIBIT A
                     TO MEMORANDUM OF COPYRIGHT ASSIGNMENT

                              Software Description
                               Modules & Sections


--------------------------------------------------------------------------------

Application Manager                          Order Inventory (OI)
                                             --------------------
Event Manager                                     .  Orders
Exchange Manager                                     .  Order Entry  (OE)
Program Manager                                      .  Shipping     (SH)
Process Manager                                      .  Taxation     (TX)
Reporting Manager                                    .  Payment      (PA)
Order Inventory                                           Authorization
Scripting & Data Capture                                  Settlement
                                                     .  Inventory    (IN)
                                                     .  Invoicing    (IV)
Application Manager (AM)                          .  Products & Suppliers
------------------------
     .  Installation Manager                         .  Products     (PR)
     .  Configuration Manager                             Suppliers
     .  User Manager                                      Shipping
        .  Users & Groups                                 Pricing
     .  Message Manager
     .  User Interface                       Scripting & Data Capture (SD)
                                             -----------------------------
     .  Screen Manager                            .  Scripting Engine
        .  Screens & Menues                       .  Script building tool
        .  Security                               .  Script validation and verification

Event Manager (EM)
------------------
     .  Event Types
     .  Queues
     .  Scheduler

Exchange & Process Manager (XM)
-------------------------------
     .  Data Import and Export
     .  EDI

Program Manager (PM)
--------------------
     .  Customers & Prospects
     .  Programs & Projects
     .  Events & Event Logging

Reporting Manager (RM)
----------------------
     .  Reporting Library
     .  Scheduling
     .  Distribution